                                                                   EXHIBIT 10.44

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

        This FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of December 30, 2001 (this "Amendment"), among RUBIO'S RESTAURANTS, INC AND RUBIO'S RESTAURANTS OF NEVADA, INC. (collectively the "Borrower") and FLEET NATIONAL BANK formerly known as BANKBOSTON, N.A., (the "Bank").

        WHEREAS, pursuant to the Credit Agreement (as defined below), the Bank has agreed to make Revolving Credit Loans to the Borrower as provided in the Credit Agreement (as defined below);

        WHEREAS, the Borrower and the Bank wish to revise certain provisions of the Credit Agreement as provided below amending certain covenants and making certain other changes to the Credit Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1)      REFERENCE TO CREDIT AGREEMENT.

        Reference is made to the Revolving Credit and Term Loan Agreement dated as of May 13, 1998 (as the same may be amended and restated from time to time, the "Credit Agreement") between the Borrower and the Bank. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2)      AMENDMENTS.

        The Borrower and the Bank agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

        a) Section 1.1 of the Credit Agreement is amended by amending the definition of Consolidated EBITDA to read as follows:

        "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries, if any, (determined in accordance with GAAP), plus (b) the consolidated income tax expense and consolidated Interest Expense of the Borrower and its Subsidiaries, if any, plus, (c) consolidated depreciation and amortization expenses of the Borrower and its Subsidiaries, if any, plus (d) other consolidated non-cash charges of the Borrower and its Subsidiaries and for the fiscal quarter ending December 2001 the cash reserve items listed on Schedule EBITDA, if any, minus (e) other consolidated non-cash credits of the Borrower and its Subsidiaries, if any (provided that all of the forgoing shall



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
        be calculated without reference to any extraordinary and unusual gain during such period).

        b) Section 2.8 (a) of the Credit Agreement is amended in its entirety to read as follows:

                (a) The Borrower agrees to pay to the Bank on the daily average unused amount of the respective Revolving Credit Commitment, during each fiscal quarter from and including the Closing Date any unused commitment fees equal to .50% per annum in each fiscal quarter that EBITDA is less than $8,000,000 and .375% per annum in each fiscal quarter that EBITDA is equal or greater than $8,000,000. Accrued commitment fees shall be payable in arrears on each Quarterly Date commencing on the first such date occurring after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

        c) Section 5.1 (b) of the Credit Agreement is amended in its entirety to read as follows:

                (b) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower statements of income, retained earnings and cash flows of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheets of the Borrower as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year) (provided that the Borrower shall deliver the reports under this Section 5.1 (b) (i) for each fiscal month in calendar year 2002 and thereafter until EBITDA for the last twelve months of the Borrower exceeds $8,000,000),

        d) Section 6.9 (b) of the Credit Agreement is amended in its entirety to read as follows:

                (b) Revolving Incurrence Test: The Bank shall not advance any additional Loan during any of the periods set forth below unless a Senior Officer can certify at the time the Loan is requested that the Consolidated EBITDA equals or exceeds the following minimums:

        -----------------------------------------------------------------------
        Period                                Minimum Consolidated EBITDA
        -----------------------------------------------------------------------
        First Fiscal Quarter of Fiscal Year   $5,600,000
        2001 for the four fiscal quarter
        then ended
        -----------------------------------------------------------------------
        Second Fiscal Quarter of Fiscal       $5,900,000
        Year 2001 for the four fiscal
        quarter then ended
        -----------------------------------------------------------------------
        Third Fiscal Quarter of Fiscal Year   $6,500,000
        -----------------------------------------------------------------------



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

        -----------------------------------------------------------------------
        2001 for the four fiscal
        quarters then ended.
        -----------------------------------------------------------------------
        Fourth Fiscal Quarter of Fiscal       $6,400,000
        Year 2001 for the four fiscal
        quarter then ended
        -----------------------------------------------------------------------
        First Fiscal Quarter of Fiscal Year   $6,500,000
        2002 and each Fiscal Quarter thereafter
        for the four fiscal quarters
        then ended
        -----------------------------------------------------------------------


        e) Section 6.9 (e) of the Credit Agreement is amended in its entirety to read as follows:

                (e) Minimum EBITDA. The Borrower shall have minimum Consolidated EBITDA at the end of each fiscal period as follows:


        Fiscal Period                                   Minimum EBITDA
        -------------                                   --------------
        Fourth Fiscal Quarter of Fiscal                 $5,000,000
        Year 2000 for the four fiscal
        quarters then ended.


        First Fiscal Quarter of Fiscal                  $5,000,000
        Year 2001 for the four fiscal
        quarters then ended.

        Second Fiscal Quarter of Fiscal                 $5,500,000
        Year 2001 for the four fiscal
        quarters then ended.

        Third Fiscal Quarter of Fiscal                  $6,500,000
        Year 2001 for the four fiscal
        quarters then ended. and at the
        end of each fiscal quarter
        thereafter for the four fiscal
        quarters then ended.

        Fourth Fiscal Quarter of Fiscal                 $6,400,000
        Year 2001 for the four fiscal
        quarters then ended.

        First Fiscal Quarter of Fiscal                  $6,500,000
        Year 2002 and each Fiscal
        Quarter thereafter for the four
        fiscal quarter then ended.

        f) Section 6.9 (f) is added to the Credit Agreement to read as follows:

        (f) Application Against Cash Reserve. Borrower may expend no more than $1,500,000 each fiscal year against the cash reserve created under Schedule EBITDA and only for expenditures related to reserve items listed in such Schedule EBITDA as cash reserves.

3) AFFIRMATION OF SECURITY AGREEMENTS AND INTELLECTUAL PROPERTY SECURITY AGREEMENTS.

        a) The Borrowers affirm that the Security Agreements (as defined in the Credit Agreement) remain in full force and effect and secure all of the Obligations either current or future due to the Bank.

        b) The Borrower has delivered this date revised Perfection Certificates in the form appended hereto as Exhibit A for each of them, which are true and correct.

        c) The Borrowers affirm that the Intellectual Property Security Agreements (as defined in the Credit Agreement) remain in full force and effect and secure all of the Obligations either current or future due to the Bank.

        d) The Borrowers have delivered this date revised Schedules for the Intellectual Property Security Agreement, which are true and correct.

4)      NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC.

        The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), as modified by any amendment of Schedules presented herewith; (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

5)      CONDITIONS TO THIS AMENDMENT.

        This Fourth Amendment shall not become effective until the date on which each of the following conditions is satisfied:

        a) Counterparts of Agreement. The Bank shall have received from each party hereto a counterpart of this Agreement signed on behalf of such.

        b) Corporate Matters. The Bank shall have received such documents and certificates as the Bank may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Bank and its counsel.

        c) Perfection Certificates. The Borrower has delivered to the Bank updated Perfection Certificates

        d) Fees and Expenses. The Bank shall have received all fees and other amounts due and payable at or prior to the Closing Date, including, all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including reasonable attorneys' fees and costs).

        e) Other Documents. The Bank shall have received such other documents as the Bank and its counsel shall have reasonably requested.

6)      MISCELLANEOUS.

        a) Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

        b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

        c) This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.


                                        RUBIO'S RESTAURANTS, INC.


                                        By
                                           -------------------------------------
                                        Name:  Ralph Rubio
                                        Title: President



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

                                        RUBIO'S RESTAURANTS OF NEVADA, INC.

                                        By
                                           -------------------------------------
                                        Name:  Ted Frumkin
                                        Title: President

                                        FLEET NATIONAL BANK
                                        formerly known as BankBoston, N.A.

                                        By
                                           -------------------------------------
                                        Name:  Thomas Tansi
                                        Title: Director



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

                                                                 SCHEDULE EBITDA

                                   MARKET RATIONALIZATION PROJECT
                                       ONE TIME RESERVE DETAIL

AMTS IN 000'S

                                                          ONE TIME           BOOKED
                                                           RESERVE             IN
                                                          --------           ------
      - FAS121 writedown                                   $  (3,219)          Q3

      - Writedown Las Vegas in order to franchise               (838)          Q3

      - Writedown Salt Lake in order to franchise               (323)          Q3

      - Writedown Tucson in order to franchise                  (884)          Q3

      - Writedown Denver in order to franchise                (1,046)          Q3

        ONE TIME CHARGE IN THIRD QUARTER                   $  (6,310)
                                                           =========
      - Close 11 stores in November                           (3,171)          Q4

      - Close additional 4 stores in next 12 months           (1,259)          Q4

      - Store Closure Severance                                 (171)          Q4

      - Reduction-in-force Severance                            (151)          Q4

      - Franchise Transfer Retention payment                    (187)          Q4

      - Reserve for Signage Change (13 stores at $10K
        each)                                                   (130)          Q4

      - Reserve for Franchise Broker Fees                        (80)          Q4

      - Aurora lease termination                                (150)          Q4

      - Legal costs                                              (48)          Q4

      - Deferred Rent reversal                                    267          Q4

      - Employee travel to close markets & other support        (35)           Q4

        ESTIMATED ONE TIME CHARGE IN FOURTH QUARTER        $  (5,114)
                                                           =========
        TOTAL                                              $ (11,424)
                                                           =========


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